Exhibit 10.3
FIRST AMENDMENT TO THE TRANSITIONAL SERVICES AGREEMENT
This First Amendment to the Transitional Services Agreement is entered into as of November 15, 2014 (this “Amendment”) between National Australia Bank Limited, a company incorporated under the laws of the Commonwealth of Australia (“NAB”), and Great Western Bancorp, Inc., a Delaware corporation (“GWB”).
RECITALS
A.NAB and GWB are parties to that certain Transitional Services Agreement, dated as of October 20, 2014 (the “Agreement”).
B.    NAB and GWB desire to amend certain Exhibit A to the Agreement to reflect revisions to the cost per month for GWAN and App Central Support services and to clarity payments between NAB and GWB in connection with interest rate swap transactions covered by the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree in accordance with Section 9.4 of the Agreement as follows:
1.    Defined Terms. Capitalized terms used without definition in this Amendment shall have the meanings assigned to them in the Agreement.
2.    Amendments. Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in Exhibit A to this Amendment. Schedule 1 to Exhibit A to the Agreement shall remain unchanged by this Amendment and shall be Schedule 1 to Exhibit A to this Amendment as well.
3.    References.
(a)    All references in the Agreement to the “Agreement” shall be deemed to be references to the Agreement as amended by this Amendment.
(b)    All references in the Purchase Agreement to the “date hereof”, the “date of this Agreement”, the “date of the Agreement” and all comparable references shall be deemed to be references to October 20, 2014 and not to the date of this Amendment.
4.    Entire Understanding. This Amendment and the Agreement, together with the Stockholder Agreement, contain the entire agreement and understanding between the Parties with respect to the subject matter hereof (and supersede any prior agreements, arrangements or understandings between the Parties with respect to the subject matter hereof) and there are no agreements, representations, or warranties with respect to the subject matter hereof which are not set forth in the Agreement as amended by this Amendment.

5.    No Further Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein. Except as expressly amended hereby, the Agreement is and shall remain in full force and effect in accordance with the terms thereof.
6.    Miscellaneous. The terms and provisions of Article IX of the Agreement (other than the second sentence of Sections 9.4) are incorporated herein and shall apply mutatis mutandis to this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.
NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ Simon Moore
	Name:	Simon Moore
	Title:	EGM Group Development
GREAT WESTERN BANCORP, INC.

By:	/s/ Peter Chapman
	Name:	Peter Chapman
	Title:	Vice President & CFO

Exhibit A – Services

Capitalized terms used in this Exhibit A and not otherwise defined have the respective meanings ascribed thereto in the Transition Services Agreement (the “Agreement”) to which this Exhibit A is attached and of which the Exhibit A forms a part. For purposes of this Exhibit A, “Less Than Majority Holder Date” and “Non-Control Date” have the respective meaning ascribed in the Stockholder Agreement.
Each of the services listed in this Exhibit A will be required by GWB and its Subsidiaries following the expiration of the applicable Service Term and will be included in the migration plans developed pursuant to Section 2.9 of the Agreement:

•	Asset Liability Management Modeling.

•
Risk Systems and Support – Solely with respect to services relating to provision of access to the credit rating system (“CRS”) environment maintained by NAB and related subject matter expertise supporting the CRS environment.

•	Other Systems Access – Solely with respect to services related to Hyperion Planning.

•	Tax Support – Solely with respect to those items of tax support which do not relate to reporting GWB tax related information to NAB for NAB’s internal tax strategy and monitoring.

•	Interest Rate Swaps.

•	Insurance Arrangements.

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I.	Asset Liability Management Modeling
GWB relies on the usage of the NAB asset-liability management modelling framework for interest rate risk in the banking book (“IRRBB”) and liquidity risk measurement (“LIFT”) reporting.

Service	Duration	Cost/ Month
Provide access to modelling frameworks associated with the Kamakura Risk Management (“KRM”) model (which includes databases called Aquadata and other tables) necessary to run (1) liquidity risk calculations (known as the LIFT process) for NAB’s name crisis and going concern calculations and (2) the interest rate risk calculations for NAB’s economic value sensitivity (“EVS”), net interest income simulations (“NIIS”), value at risk (“VaR”) and earnings at risk (“EaR”) calculations.	Non-Control Date	$2,764

Support
•    National Australia Bank Limited New York Branch (a branch of National Australia Bank Limited) (“NAB NY”) to run KRM software for GWB and produce required reports from the KRM output.
•    NAB KRM production team will process in KRM all files received from GWB via the file transfer protocol (“FTP”) process for submission to NAB.
•    NAB ESSO team to provide support as requested by GWB concerning KRM related services (including providing software support for GWB treasuring reporting (as needed), configuring the IRRBB model assumptions and executing any model enhancements required by NAB, and executing all functions related to the LIFT model).
	Non-Control Date	N/A

Systems
Access will be provided through access to NAB App Central. Data files will be uploaded by GWB using FTP or, for data files associated with the LIFT process, Spring CM.	Non-Control Date	N/A

Service Contacts

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Service Provider:	Service Recipient:
Attn: William Gerosa, NAB NY
   Phone: 212-916-9650
   Mobile: NA
   E-mail: wgerosa@nabny.com

   James Tolentino, NAB Melbourne
   Phone: 61 (0) 3 8641 3284
   Mobile: 61 (0) 477 375 812
   E-mail: james.tolentino@nab.com.au
Attn: Matt Jensen Phone: 605-336-5666 Mobile: 605-251-2619 E-mail: matt.jensen@greatwesternbank.com

II.	GWAN and App Central Support
GWB relies on being able to access certain NAB applications via the GWAN data circuit for certain reporting and business related activities.

Service	Duration	Cost/ Month
The following services are to be provided by NAB NY:
•    Connectivity either remotely or from GWB network to GWAN.
•    Setup and changes to user access entitlements for NAB related systems and applications.
•    Support for Hyperion Financial Management application (connectivity issues), uploading file, setup, etc.
•    Hosting Great Western Bank’s intranet site.
•    Support for any new user to setup in Secured Access Registry Depository (SARD), system access.
•    Software support for laptop, NAB cell phone and troubleshooting of any devices.
•    General workstation support.
•    User admin maintenance and clean-up of old/unused accounts.
	Non-Control Date	$5,808

Service Contacts

Service Provider:	Service Recipient:
Attn: Eli Korman Phone: 212-916-9587 Mobile: 917-682-1868 E-mail: eli.korman@nabny.com	Attn: Mike Strenge Phone: 605-553-9474 Mobile: 605-941-8306 E-mail: mike.strenge@greatwesternbank.com

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III.	Risk Systems and Support
GWB relies on the CRS system and resource support in order to produce credit risk ratings on commercial and agricultural loans. GWB also reports information on its and its Subsidiaries risk weighted assets to NAB in connection with NAB’s internal risk management processes.

Service	Duration	Cost/ Month
Provide access to the CRS environment and subject matter expertise from the NAB Risk Modeling & Management group to support the CRS environment at GWB, including support in model development, model validation, systems support, project management and general consultation.	Non-Control Date	$2,902

Provide access to applications required for GWB to report its and its Subsidiaries risk weighted assets positions and related information to NAB consistent with past practice.

Service Contacts

Service Provider:	Service Recipient:
Attn: Graeme Reilly Phone: 61 3 8641 3014 Mobile: 61 (0) 467 741 831 E-mail: Graeme.Reilly@nab.com.au	Attn: Dean DeVos Phone: 605-373-3148 Mobile: 605-553-2220 E-mail: dean.devos@greatwesternbank.com

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IV.	Other Systems Access
GWB relies on the App Central in order to log into the NAB system to utilize HFM and Smartview systems which are used to provide NAB with GWB’s financial results and analysis on a monthly basis as well as provide annual budget and forecasting information and I-Certify which is used to submit quarterly and annual certifications to NAB for various financial and operational activities. GWB uses Hyperion Planning annually for budgeting/forecasting purposes.

Service	Duration	Cost/ Month
Provide GWB with access to the following:
• NAB App Central –to be used in order to utilize tools necessary to report GWB financial data and certifications.	Non-Control Date	N/A
•    Hyperion Financial Management – to be used to upload monthly financial data through journal uploads via templates provided by NAB, access past financial data related to GWB and access other templates/tools for use in reporting information to NAB.
	Non-Control Date	N/A
• Smartview – to be used in connection with Hyperion Financial Management for reporting GWB financial information to NAB.	Non-Control Date	N/A
• Hyperian Planning – to be used to provide GWB budget and forecast information to NAB.	Non-Control Date	N/A
•    I-Certify – to be used to prepare quarterly and annual financial and operational certifications by GWB in connection with information reported to NAB, such as information on capital, MSA/RWAs, FDCs and ROMs.
	One-year anniversary of the Less Than Majority Holder Date	N/A
•    Corporate Responsibility – Provide access to applications required for GWB to report its and its Subsidiaries information as requested by NAB in response to NAB’s corporate responsibility initiatives.
	One-year anniversary of the Less Than Majority Holder Date	N/A
Service Contacts

Service Provider:	Service Recipient:
Attn: Jon Buesnet Phone: (+61) 03 8641 1185 Mobile: (+61) 0455 060 658 E-mail: john.buesnet@nab.com.au	Attn: Kristin Hoff Phone: 605-373-3191 Mobile: 210-722-9295 E-mail: Kristin.hoff@greatwesternbank.com

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V.	Tax Support
Prior to the date of the Agreement NAB provided GWB oversight related to various tax considerations pertaining to GWB entities and tax structures to ensure adherence to tax laws that may affect GWB or NAB related entities.

Service	Duration	Cost/ Month
Perform half year and year-end (or more frequently if needed) GWB tax accounting and financial reporting; review of tax matters affecting FIN48 related documentation; tax returns; and other one-time initiatives where tax treatment oversight and recommendations would be required.	One-year anniversary of the Less Than Majority Holder Date	$10,819

Service Contacts

Service Provider:	Service Recipient:
Attn: Lana Lyubomirskaya Phone: 212-916-9610 Mobile: 212-731-9532 E-mail: Svetlana.Lyubomirskaya@nabny.com	Attn: Michelle Gustin Phone: 605-336-5626 Mobile: 605-929-8382 E-mail: michelle.gustin@greatwesternbank.com

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VI.	Ops Risk Event Capture System (“ORECS”)
GWB utilizes NAB’s ORECS system for communicating the operational risk loss events experienced by GWB to NAB, to comply with NAB operational risk framework.

Service	Duration	Cost/ Month
Provide access to Excel-based spreadsheets and templates for reviewing and reporting operational risk events. Provide access to ORECS within NAB App Central.	One-year anniversary of the Less Than Majority Holder Date	NA

Service Contacts

Service Provider:	Service Recipient:
Attn: Monique Somerville E-mail: Monique.Somerville@nab.com.au	Attn: Jenn Warren Phone: 605-978-5800 Mobile: 605-496-2090 E-mail: jennifer.warren@greatwesternbank.com

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VII.	Interest Rate Swaps
GWB utilizes NAB as a counterparty for interest rate swap transactions for the purposes of hedging the GWB loan portfolio.

Service	Duration	Cost/ Month
NAB London Branch will continue to act as a counterparty to GWB on interest rate swap transactions GWB seeks to complete, provided that NAB’s decision to act as counterparty to any particular interest rate swap transaction shall be made consistent with NAB’s prior practice together with such modifications as NAB shall make regarding participation in such transactions from time to time.
	One-year anniversary of the Less Than Majority Holder Date	N/A

Provide the interest rate swap services identified in, and on the terms and conditions set forth in, that certain Services Agreement between NAB and Great Western Bank attached as Schedule 1 to this Exhibit A (the “Swap Services Agreement”). To avoid doubt, this will include booking, confirmation, maintenance and settlement of interest rate swap transactions on behalf of GWB; preparation, execution, management and maintenance of such transactions; and anything which the Parties agree constitutes transaction processing for the purposes of this Agreement.
	Maturity of all outstanding swaps between NAB, on one hand, and GWB and any of its Subsidiaries, on the other hand	N/A

Service Contacts

Service Provider:	Service Recipient:
Attn: Anthony Deagan Phone: 212-916-9514 Mobile: N/A E-mail: anthony.degan@nabny.com	Attn: Matt Jensen Phone: 605-336-5666 Mobile: 605-251-2619 E-mail: matt.jensen@greatwesternbank.com
Attn: Subodh Karnik Phone: 212-916-9631 Mobile: N/A E-mail: subodh.karnik@nabny.com

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VIII.	Insurance Arrangements
GWB utilizes NAB to maintain GWB’s current insurance arrangements.

Service	Duration	Cost
Provide insurance services for both the general lines and financial lines, including negotiating all policy wordings and premiums, selection of insurers, management of claims and provision of specialist support to GWB.

Financial Lines:

Directors and Officers Liability
Crime and Professional Indemnity
Employment Practices Liability
Fiduciary Liability

General Lines:

Property
Liability
One-year anniversary of the Less Than Majority Holder Date
Annual Premiums, Annual Insurance Brokers Fee, and an annual negotiated amount based on claims notified and extra services provided (under 25 hours = no charge; over 25 hours = $325 per hour or agreed market rates at the time of the claim)

Service Contacts

Service Provider:	Service Recipient:
Attn: Ross Love Phone: +61 416 193 111 E-mail: ross_love@national.com.au	Attn: Kristin Hoff Phone: 605-373-3191 Mobile: 210-722-9295 E-mail: kristin.hoff@greatwesternbank.com

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